Exhibit 15B

Current Offerings



Jean-Michel Basquiat (b. 1960–1988)

Loin (1982)



Basquiat defined his generation of artists through his treatment of complex social issues using the vocabulary of graffiti.

INVESTMENT THESIS

Price Appreciation of Similar Works
20.7%

Appraised Value
$9,000,000

Initial Offering
$8,603,000

Similar Sales


$9.3m
$7.0m
$4.7m
$2.3m
$0.0
88
91
94
97
00
03
06
09
12
15
18

Investment Overview

Offering Circular	sec.gov/edgar
Auction History	significant 36 years
2019 Auction Sales	significant $128,795,746
Repeat Sales	view

23% Progress

INVEST NOW

DEAL SHEET

MASTERWORKS

OFFERINGS | PRICE DATABASE | TRADING | MY PORTFOLIO | JANE

Current Offerings



Jean-Michel Basquiat (b. 1960–1988)

Loin (1982)



Basquiat defined his generation of artists through his treatment of complex social issues using the vocabulary of graffiti.

INVESTMENT THESIS

Price Appreciation of Similar Works
20.7%

Appraised Value
$9,000,000

Initial Offering
$8,603,000

Similar Sales



$9.3m
$7.0m

Investment Overview

Offering Circular	sec.gov/edgar
Auction History	significant 36 years
2019 Auction Sales	significant $128,795,746
	view

23% Progress

DEAL SHEET

$9,000,000
APPRAISED VALUE

The amount reflects our appraisal of the fair value prior to our commitment to purchase the Painting. Our appraised value is based, in part, on a third-party appraisal. For this particular painting, our appraised value is identical to the third party appraisal.

Third Party Appraisal



Andy Warhol (b. 1928–1987)

Little Electric Chair (1964)

Initial Offering

MASTERWORKS

OFFERINGS PRICE DATABASE TRADING MY PORTFOLIO JANE

Current Offerings



Jean-Michel Basquiat (b. 1960-1988)

Loin (1982)



Price Appreciation of Similar Works
20.7%

Appraised Value
$9,000,000

Initial Offering
$8,603,000

Similar Sales

$9.3m

Investment Overview

Offering Circular sec.gov/edgar

WHY WE LIKE THIS PAINTING

- Jean-Michel Basquiat is one of the most influential artists of the 20th century.

- *Loin* (1982) is a superb example of Basquiat's unique visual style and includes his iconic three-pointed crown, and recurring bull motif.
- Works from the pivotal year of 1982 are the most sought after, and therefore have achieved some of the highest prices for the artist – including two paintings that sold over $100 million.
- Although there are no guarantees, similar works have appreciated by 20.7% per year historically. As a "blue-chip" artist, Basquiat has one of the most attractive risk-adjusted return profiles of all the artist's we track.

Past performance is no guarantee of future results. An investor must read the Offering Circular before making an investment decision.



2019 Auction Sales
$128,795,746

2019 Number of Lots Sold
66

Jean-Michel Basquiat

b. 1960–1988


LOIN

The Painting

Loin (1982)
Acrylic, colored oil stick and pastel on canvas
72 × 48 in. (182.9 × 121.9 cm.)

Appraised Value

$9,000,000

Price Appreciation of Similar Works[1]

20.7%

Initial Offering

$8,603,000

CREATED IN 1982, THE PAINTING IS A SUPERB EXAMPLE OF BASQUIAT'S GRAFFITI INSPIRED PAINTINGS AND SYMBOLIC LEXICON THAT ARE SYNONYMOUS WITH THE ARTIST'S UNIQUE AESTHETIC.

Masterworks has agreed to acquire *Loin* (1982), which measures 72 inches by 48 inches in a privately negotiated transaction from a private collector on November 23, 2020.

Created in 1982, the Painting features a horned bull, with the text "LOIN" written across the animal's corresponding part, surrounded by a bloody knife, bone, arrows, star and an iconic three-pointed crown. At an impressive scale of six feet tall by four feet wide, the year, composition, execution, and scale of the Painting make this work a rare, desirable and commercially appealing example by the artist.

The three-pronged crown graffiti tag in the upper right corner of the composition, is perhaps the most recognizable motif within the artist's work. There are only five paintings created in 1982, listed in the third edition of the catalogue raisonné published by Galerie Enrico Navarra in 2000, that depict a four-legged animal as the focal point, and the Painting is one of two works that portray the horned bull in relation to death and human consumption.

Jean-Michel Basquiat is widely considered to be one of the most interesting and controversial artists of the 20th century. As a young adult, Basquiat experimented with graffiti and tagging, and became well known by the moniker SAMO in the downtown art scene in New York City.

Throughout his brief and glamorous career, the artist explored the experience of black identity in America, a topic which is still relevant today. By the time a profile of Basquiat, titled "New Art, New Money," was published in The New York Times Magazine in 1985, his position as one of the most influential artists of the decade had already been solidified.

Basquiat had struggled with drug addiction for years, and in 1988, he was found dead of an overdose in his NoHo loft in downtown Manhattan. In 1992, the Whitney Museum in New York held the first retrospective of the late artist's work and many have been staged since, including a major survey at the Brooklyn Museum in 2005, at the Brandt Foundation in New York in 2019, as well as at the Foundation Louis Vuitton in Paris from 2018-2019. In 2018, the Brooklyn Museum also hosted a one-work show of *Untitled* (1982), which had sold in 2017 for a record price of $110,487,500. As of November 23, 2020, Jean-Michel Basquiat's auction records remain led by the aforementioned sale of *Untitled* (1982), followed by *Untitled* (1982), which sold for $57,285,000 in 2016 and *Dustheads* (1982), which sold for $48,843,750 in 2013.

Auction Results for Similar Works[2]


$110K
$127K
$73K
$68K
$66K
$71K
$60K
$166K
$223K
$228K
$828K
$230K
$824K
$1.3M
$2M
$3.8M
$7.3M
$2.8M
$2.2M
$5.9M
$6.4M
$8.9M
$6.2M
$6.6M
$9.3M
$9M
8M
6M
4M
2M
0M
11/88
02/89
11/91
02/92
05/92
12/92
05/93
06/97
11/97
06/99
11/99
11/00
06/04
02/05
06/05
02/07
11/07
06/08
10/08
05/10
02/12
07/15
10/15
05/18
05/18
11/18

Additional Photos


LOIN


LOIN




LOIN

Important Disclosures

1. Historical appreciation rates reflect an implied annualized return for a given artwork based on its purchase and sale at auction, including purchase and sale commissions paid to the auction house. Historical appreciation rates are not comparable to, or intended to represent or be a proxy, for returns on Masterworks shares. Artist information is presented for illustrative purposes only and Masterworks does not own, securitize, purchase or sell works by all of such artists. Past performance is no guarantee of future results, and an investor can lose money.

2. The table and chart capture the historical data for selected auctions sales transactions, which are similar to the Painting. The set of similar sales comprise paintings by Jean-Michel Basquiat with the following criteria: paintings that are acrylic on canvas, or acrylic and oil, oilstick, pastel, or spray paint on canvas, that were created in 1982, not in a square format, and feature one central figure that are no smaller than 40 inches by 40 inches and no larger than 80 inches by 80 inches, excluding outlier sales of works that have sold in excess of $50.0 million and works made with wooden cross tie stretchers. The data was sourced from publicly available auction records and does not include private sales. Such data may be incomplete or inaccurate. Although the paintings in the comparables set have similar characteristics to the Painting, each individual painting is unique in terms of artistic content, coloring, condition, provenance and other factors. We, therefore, cannot make any determination or representation that any of the data set forth below is useful in determining the value of the Painting and you are urged not to place undue reliance on such data. For the purposes of the table below, any sale that was conducted in a foreign currency has been converted to US Dollars at the prevailing exchange rate as of the applicable sale date. The realized prices comprised by this set of comparable transactions have increased at an estimated 20.7% CAGR implied from selected sales occurring from November 11, 1988 to November 15, 2018.